Exhibit 99.1

Weber Inc. Announces Closing of Take-Private Transaction by BDT Capital Partners

PALATINE, Ill – February 21, 2023 – Weber Inc. (NYSE: WEBR) (“Weber” or the “Company”), the global leader in outdoor cooking products, innovation, and technology, today announced the closing of its take-private transaction by investment funds managed by BDT Capital Partners, LLC (“BDT”).

On December 12, 2022, Weber announced that BDT funds had signed a definitive agreement to purchase all of the outstanding shares of Weber Class A common stock that they did not already own for $8.05 per share, representing a total enterprise value of $3.7 billion.

“For over seven decades, Weber has been steadfast in its commitment to bring joy, fun, and moments of true human connection through outdoor cooking to spaces and places worldwide,” said Weber CEO Alan Matula. “With BDT’s continued support, we stay true to this mission as we progress in executing our long-term strategy and ensuring that we bring the industry’s highest performing, highest quality, and most innovative experiences to our customers and growing community of Weber owners.”

Effective as of the closing of the transaction, trading of Weber’s Class A common stock has been suspended on the New York Stock Exchange (the “NYSE”) and Weber has requested that its Class A common stock be delisted from the NYSE.

ABOUT WEBER INC.

The Company, headquartered in Palatine, Ill., is the world’s leading barbecue brand. The Company’s founder George Stephen, Sr., established the outdoor cooking category when he invented the original kettle charcoal grill 70 years ago. The Company offers a comprehensive, innovative product portfolio, including charcoal, gas, pellet and electric grills, griddles, smokers, and accessories designed to help outdoor cooking enthusiasts discover what’s possible. The Company offers its barbecue grills, accessories, services, and experiences to a passionate community of millions across 78 countries.

ABOUT BDT CAPITAL PARTNERS

BDT Capital Partners provides family- and founder-led businesses with long-term, differentiated capital through its investment funds. It is an affiliate of BDT & MSD Partners, a merchant bank with an advisory and investment platform built to serve the distinct needs of business owners and strategic, long-term investors. Since 2010, BDT & MSD Partners’ affiliated funds have deployed more than $50 billion across their investment strategies. For more information, visit www.bdtmsd.com.

FORWARD-LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Weber’s expectations or beliefs concerning future events. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.

Our future results could be affected by a variety of other factors, including: uncertainty of the magnitude, duration, geographic reach, impact on the global economy and current and potential travel restrictions of the COVID-19 outbreak; the current, and uncertain future, impact of the COVID-19 outbreak on our business, growth, reputation, prospects, financial condition, operating results (including components of our financial results), and cash flows and liquidity; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected; the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; transportation costs; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including the impact of any product recalls; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.

CONTACTS

For Weber:

Kristina Peterson-Lohman

media@weber.com

For BDT Capital Partners:

Sara Evans / Matthew Glasser

T: (312) 529-6548 / (312) 385-2883

communications@bdtcap.com